UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2007

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Fourth Avenue, Suite 1800
Seattle, WA 98101-1693
(Address of principal executive offices, including zip code)

(800) 973.6223
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A ("Amended 8-K Report") is being filed to amend Items 5.02 and 9.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2007 (the "Form 8-K Report"), which reported James E. Gilleran's resignation as President and Chief Executive Officer of the Federal Home Loan Bank of Seattle (the "Seattle Bank") as of April 30, 2007, and the appointment of Richard M. Riccobono as Mr. Gilleran's successor. This Amended 8-K Report reflects the fact that, on February 26, 2007, the Seattle Bank entered into an employment agreement with Mr. Riccobono, and a separation, mutual release and consulting agreement with Mr. Gilleran, both of which will be effective on May 1, 2007. The Form 8-K Report is hereby amended to restate such items as set forth herein.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 20, 2007, James E. Gilleran submitted his resignation as President and Chief Executive Officer of the Seattle Bank to the Seattle Bank's Board of Directors, effective April 30, 2007. The resignation of Mr. Gilleran is not the result of any disagreement with the Seattle Bank on any matter relating to its operations, policies or practices.

To succeed Mr. Gilleran, on February 20, 2007, the Seattle Bank's Board of Directors elected Richard M. Riccobono, currently the Seattle Bank's Executive Vice President, Chief Operating Officer, as President and Chief Executive Officer of the Seattle Bank, effective May 1, 2007.

Mr. Riccobono is 49 years old and has served as Executive Vice President, Chief Operating Officer of the Seattle Bank since August 2005. From 1989 until July 2005, Mr. Riccobono served at the Office of Thrift Supervision ("OTS"), an office of the Department of the Treasury of the United States which regulates the thrift industry. He became deputy director of the OTS in 1998 and served as acting director prior to leaving the OTS to join the Seattle Bank in July 2005. Prior to his tenure at the OTS, Mr. Riccobono served in various positions at the Federal Home Loan Bank of Atlanta and the Federal Home Loan Bank of Boston.

Employment Agreement with Richard M. Riccobono. On February 26, 2007, the Seattle Bank entered into an employment agreement with Mr. Riccobono, effective as of May 1, 2007. Mr. Riccobono's current employment agreement with the Seattle Bank will remain in place until April 30, 2007. The initial term of the new employment agreement is for two years and eight months, beginning May 1, 2007, and the agreement may be renewed for successive one-year periods as mutually agreed to by Mr. Riccobono and the Seattle Bank. The employment agreement provides for a salary of $485,000 per year. Mr. Riccobono's salary will be reviewed annually at the end of each calendar year, but may not be decreased during the term of the agreement.

Mr. Riccobono is entitled to participate in short-term and long-term incentive compensation programs, which provide for cash bonuses on the achievement of performance measures over a one-year period and a three-year period, respectively. Both programs are based on the achievement of Seattle Bank and/or individual objectives. Mr. Riccobono's compensation under the short-term incentive compensation program will be prorated to reflect his four months of service as Chief Operating Officer and his eight months of service as President and Chief Executive Officer and during 2007. Under the long-term incentive compensation program, Mr. Riccobono's base pay as of January 1, 2007 will be used for one-third of any earned incentive for 2007 and his base pay as of May 1, 2007 will be used for two-thirds of any earned incentive for 2007.

Mr. Riccobono is also eligible to participate in the Seattle Bank's employee benefit plans and is entitled to four weeks' paid vacation per year.

Mr. Riccobono's employment agreement will be terminated upon the occurrence of any one of the following events:

    his death;
    if he is incapacitated from illness, accident or other disability and is unable to perform his normal duties for a period of ninety consecutive days, upon 30 days' written notice;
    the expiration of the term of the employment agreement, or any extension or renewal thereof;
    for cause; or
    by the Seattle Bank without cause upon notice to Mr. Riccobono, which determination may be made by the Seattle Bank at any time at the Seattle Bank's sole discretion, for any or no reason.

If Mr. Riccobono's employment is terminated without cause, he is entitled to receive continuing payments of severance pay at a rate equal to his then-current base salary, for a period of 12 months from the date of such termination. If his employment is terminated as a result of a change of control, Mr. Riccobono will be entitled to receive a lump sum severance payment in an amount equal to 24 months of his then-current base salary. In addition, the Seattle Bank will pay Mr. Riccobono's premiums for continued health insurance benefits for a period of 18 months.

Separation, Mutual Release, and Consulting Agreement with James E. Gilleran. On February 26, 2007, in connection with his resignation as President and Chief Executive Officer of the Seattle Bank, the Seattle Bank entered into a separation, mutual release, and consulting agreement with James E. Gilleran, under which he will be retained as a consultant to the Seattle Bank from May 1, 2007 through December 31, 2007. Under the agreement, Mr. Gilleran's consulting services will include providing advice and counsel to the Seattle Bank, its Board of Directors, and its officers on request. Mr. Gilleran's current employment agreement with the Seattle Bank, dated June 1, 2005, will remain in effect through April 30, 2007, the date on which his resignation becomes effective. The separation, mutual release, and consulting agreement provides for payment of approximately $47,316 per month from May 1, 2007 through December 31, 2007. In addition, the Seattle Bank will reimburse Mr. Gilleran for necessary, customary and usual business expenses.

The agreement will not become effective or enforceable until expiration of a seven-day revocation period from the date Mr. Gilleran signed the agreement. Pursuant to the agreement, Mr. Gilleran releases all claims, if any, against the Seattle Bank that relate in any way to his employment with or separation from the Seattle Bank. Likewise, the Seattle Bank releases all claims, if any, against Mr. Gilleran that relate in any way to his employment with or separation from the Seattle Bank. Mr. Gilleran will also remain subject to certain confidentiality provisions.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1 Employment Agreement between the Federal Home Loan Bank of Seattle and Richard M. Riccobono, dated as of February 26, 2007, effective as of May 1, 2007.

10.2 Separation, Mutual Release, and Consulting Agreement between the Federal Home Loan Bank of Seattle and James E. Gilleran, dated as of February 26, 2007, effective as of May 1, 2007.

99.1 Press Release of Federal Home Loan Bank of Seattle issued on February 21, 2007 regarding the resignation of James E. Gilleran and the appointment of Richard M. Riccobono (incorporated by reference to the Seattle Bank's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2007).

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: February 28, 2007	By: /s/ Sheryl A. Symonds
Sheryl A. Symonds Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No. Description

10.1 Employment Agreement between the Federal Home Loan Bank of Seattle and Richard M. Riccobono dated as of February 26, 2007, effective as of May 1, 2007.

10.2 Separation, Mutual Release, and Consulting Agreement between the Federal Home Loan Bank of Seattle and James E. Gilleran, dated as of February 26, 2007, effective as of May 1, 2007.

99.1 Press Release of Federal Home Loan Bank of Seattle issued on February 21, 2007 regarding the resignation of James E. Gilleran and the appointment of Richard M. Riccobono (incorporated by reference to the Seattle Bank's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2007).